Exhibit 10.74
PLEDGE AND SECURITY AGREEMENT
          PLEDGE AND SECURITY AGREEMENT, dated as of October 26, 2007, made by each of the Grantors referred to below, in favor of Silver Point Finance, LLC, a Delaware limited liability company (“Silver Point”), in its capacity as collateral agent for the Secured Parties referred to below (in such capacity, together with its successors and assigns in such capacity, if any, the “Collateral Agent”).
WITNESSETH:
          WHEREAS, Syntax-Brillian Corporation, a Delaware corporation (“Company”), Syntax-Brillian SPE, Inc., a Delaware corporation (“SPV” together with the Company each a “Borrower” and collectively the “Borrowers”), certain Subsidiaries of Company identified on the signature pages to the Credit Agreement as “Guarantors” the Lenders party to the Credit Agreement from time to time (collectively, “Lenders”), Silver Point as administrative agent for the Lenders (in such capacity, the “Administrative Agent”) and as lead arranger (in such capacity, a “Lead Arranger”), and Silver Point as collateral agent for the Lenders (in such capacity, the “Collateral Agent”) are parties to a Credit and Guaranty Agreement, dated as of October 26, 2007 (such agreement, as amended, restated, supplemented, modified or otherwise changed from time to time, including any replacement agreement therefor, being hereinafter referred to as the “Credit Agreement” the terms defined therein and not otherwise defined herein being used herein as therein defined);
          WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed to make certain term loans and revolving loans (each a “Loan” and collectively, the “Loans”), to the Borrowers;
          WHEREAS, it is a condition precedent to the Lenders making any Loan and providing any other financial accommodation to the Borrowers pursuant to the Credit Agreement that, among other things, the Borrowers and each Guarantor organized under the laws of the United States (together with each other Person organized under the laws of the United States that executes a supplement hereto and becomes an “Additional Grantor” hereunder, each a “Grantor” and collectively, the “Grantors”), shall have executed and delivered to the Collateral Agent this Agreement, providing for a pledge to the Collateral Agent, for the benefit of the Secured Parties, and the grant to the Collateral Agent, for the benefit of the Secured Parties, of (a) a security interest in and First Priority Lien on the outstanding shares of Capital Stock (as defined in the Credit Agreement) and indebtedness from time to time owned by such Grantor of each Person now or hereafter existing and in which such Grantor has any interest at any time, and (b) a security interest in all other personal property and fixtures of such Grantor;
          WHEREAS, the Grantors and the other Credit Parties are mutually dependent on each other in the conduct of their respective businesses as an integrated operation, with credit needed from time to time by one Credit Party often being provided through financing obtained by the other Credit Parties and the ability to obtain such financing being dependent on the successful operations of all of the Credit Parties as a whole; and
          WHEREAS, each Grantor has determined that the execution, delivery and performance of this Agreement directly benefit, and are in the best interest of, such Grantor;
          NOW, THEREFORE, in consideration of the premises and the agreements herein and in order to induce the Collateral Agent and the Lenders to make and maintain the Loans and to provide other financial accommodations to the Borrowers pursuant to the Credit Agreement, the Grantors hereby jointly and severally agree with the Collateral Agent, for the benefit of the Secured Parties, as follows:
          SECTION 1. Definitions.
               (a) Reference is hereby made to the Credit Agreement for a statement of the terms thereof. All capitalized terms used in this Agreement and the recitals hereto which are defined in the Credit Agreement or in Article 8 or 9 of the Uniform Commercial Code as in effect from time to time in the State of New York (the “Code”) and which are not otherwise defined herein shall have the same meanings herein as set forth therein; provided that terms used herein which are defined in the Code as in effect in the State of New York on the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment of such statute except as the Collateral Agent may otherwise determine.
               (b) The following terms shall have the respective meanings provided for in the Code: “Accounts”, “Account Debtor”, “Cash Proceeds”, “Certificate of Title”, “Chattel Paper”, “Commercial Tort Claim”, “Commodity Account”, “Commodity Contracts”, “Deposit Account”, “Documents”, “Electronic Chattel Paper”, “Equipment”, “Fixtures”, “General Intangibles”, “Goods”, “Instruments”, “Inventory”, “Investment Property”, “Letter-of-Credit Rights”, “Noncash Proceeds”, “Payment Intangibles”, “Proceeds”, “Promissory Notes”, “Record”, “Security Account”, “Software”, “Supporting Obligations” and “Tangible Chattel Paper”.
               (c) As used in this Agreement, the following terms shall have the respective meanings indicated below, such meanings to be applicable equally to both the singular and plural forms of such terms:
          “Additional Collateral” has the meaning specified therefor in Section 4(a)(i) hereof.
          “Certificated Entities” has the meaning specified therefor in Section 5(o) hereof.
          “Copyright Licenses” means all licenses, contracts or other agreements, whether written or oral, naming any Grantor as licensee or licensor and providing for the grant of any right to use or sell any works covered by any Copyright (including, without limitation, all Copyright Licenses set forth in Schedule II hereto).
          “Existing Issuer” has the meaning specified therefor in the definition of the term “Pledged Shares”.
          “Foreign Subsidiary” has the meaning specified therefor in Section 2 hereof.
          “Insolvency Proceeding” means any proceeding commenced by or against any

Person under any provision of the Bankruptcy Code or under any other bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, or extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.
          “Intellectual Property” means all U.S and non-U.S. (i) published and unpublished works of authorship (including, without limitation, computer software), copyrights therein and thereto, and registrations and applications therefor, and all renewals, extensions, restorations and reversions thereof, including, without limitation, all copyright registrations and applications listed in Schedule II hereto (collectively, “Copyrights”); (ii) inventions, discoveries, ideas and all patents, registrations, and applications therefor, including, without limitation, divisions, continuations, continuations-in-part and renewal applications, and all renewals, extensions and reissues, including, without limitation, all patents and patent applications listed in Schedule II hereto (collectively, “Patents”); (iii) trademarks, service marks, brand names, certification marks, collective marks, d/b/a’s, Internet domain names, logos, symbols, trade dress, assumed names, fictitious names, trade names, and other indicia of origin, all applications and registrations for all of the foregoing, and all goodwill associated therewith and symbolized thereby, and all extensions, modifications and renewals of same, including, without limitation, all trademark registrations and applications listed in Schedule II hereto (collectively, “Trademarks”); (iv) confidential and proprietary information, trade secrets and know-how, including, without limitation, processes, schematics, databases, formulae, drawings, prototypes, models, designs and customer lists (collectively, “Trade Secrets”); and (v) all other intellectual property or proprietary rights and claims or causes of action arising out of or related to any infringement, misappropriation or other violation of any of the foregoing, including, without limitation, rights to recover for past, present and future violations thereof (collectively, “Other Proprietary Rights”).
          “Licenses” means the Copyright Licenses, the Patent Licenses and the Trademark Licenses.
          “Patent Licenses” means all licenses, contracts or other agreements, whether written or oral, naming any Grantor as licensee or licensor and providing for the grant of any right to manufacture, use or sell any invention covered by any Patent (including, without limitation, all Patent Licenses set forth in Schedule II hereto).
          “Pledged Debt” means the indebtedness described in Schedule VII hereto and all indebtedness from time to time owned or acquired by a Grantor, the promissory notes and other Instruments evidencing any or all of such indebtedness, and all interest, cash, Instruments, Investment Property, financial assets, securities, Capital Stock, other equity interests, stock options and commodity contracts, notes, debentures, bonds, promissory notes or other evidences of indebtedness and all other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such indebtedness.
          “Pledged Interests” means, collectively, (a) the Pledged Debt, (b) the Pledged Shares and (c) all security entitlements in any and all of the foregoing.
          “Pledged Issuer” has the meaning specified therefor in the definition of the term

“Pledged Shares”.
          “Pledged Shares” means (a) the shares of Capital Stock described in Schedule VIII hereto, whether or not evidenced or represented by any stock certificate, certificated security or other Instrument, issued by the Persons described in such Schedule VIII (the “Existing Issuers”), (b) the shares of Capital Stock at any time and from time to time acquired by a Grantor of any and all Persons now or hereafter existing (such Persons, together with the Existing Issuers, being hereinafter referred to collectively as the “Pledged Issuers” and each individually as a “Pledged Issuer”), whether or not evidenced or represented by any stock certificate, certificated security or other Instrument, and (c) the certificates representing such shares of Capital Stock, all options and other rights, contractual or otherwise, in respect thereof and all dividends, distributions, cash, Instruments, Investment Property, financial assets, securities, Capital Stock, other equity interests, stock options and commodity contracts, notes, debentures, bonds, promissory notes or other evidences of indebtedness and all other property (including, without limitation, any stock dividend and any distribution in connection with a stock split) from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Capital Stock.
          “Secured Parties” means, collectively, the Agents and the Lenders.
          “Secured Obligations” has the meaning specified therefor in Section 3 hereof.
          “Titled Collateral” means all Collateral for which the title to such Collateral is governed by a Certificate of Title or certificate of ownership, including, without limitation, all motor vehicles (including, without limitation, all trucks, trailers, tractors, service vehicles, automobiles and other mobile equipment) for which the title to such motor vehicles is governed by a Certificate of Title or certificate of ownership.
          “Trademark Licenses” means all licenses, contracts or other agreements, whether written or oral, naming any Grantor as licensor or licensee and providing for the grant of any right concerning any Trademark, together with any goodwill connected with and symbolized by any such trademark licenses, contracts or agreements (including, without limitation, all Trademark Licenses described in Schedule II hereto).
          SECTION 2. Grant of Security Interest. As collateral security for the payment, performance and observance of all of the Secured Obligations, each Grantor hereby pledges and assigns to the Collateral Agent (and its agents and designees), and grants to the Collateral Agent (and its agents and designees), for the benefit of the Secured Parties, a continuing security interest in, all personal property and Fixtures of such Grantor, wherever located and whether now or hereafter existing and whether now owned or hereafter acquired, of every kind and description, tangible or intangible, including, without limitation, the following (all being collectively referred to herein as the “Collateral”):
               (a) all Accounts;
               (b) all Chattel Paper (whether tangible or electronic);
               (c) the Commercial Tort Claims specified on Schedule VI;

               (d) all Deposit Accounts, all cash, and all other property from time to time deposited therein or otherwise credited thereto and the monies and property in the possession or under the control of any Agent or any Lender or any affiliate, representative, agent or correspondent of any Agent or any Lender;
               (e) all Documents;
               (f) all General Intangibles (including, without limitation, all Payment Intangibles, Intellectual Property and Licenses);
               (g) all Goods, including, without limitation, all Equipment, Fixtures and Inventory;
               (h) all Instruments (including, without limitation, Promissory Notes);
               (i) all Investment Property;
               (j) all Letter-of-Credit Rights;
               (k) all Pledged Interests;
               (l) all Supporting Obligations;
               (m) all other tangible and intangible personal property of such Grantor (whether or not subject to the Code), including, without limitation, all bank and other accounts and all cash and all investments therein, all proceeds, products, offspring, accessions, rents, profits, income, benefits, substitutions and replacements of and to any of the property of such Grantor described in the preceding clauses of this Section 2 hereof (including, without limitation, any proceeds of insurance thereon and all causes of action, claims and warranties now or hereafter held by such Grantor in respect of any of the items listed above), and all books, correspondence, files and other Records, including, without limitation, all tapes, disks, cards, Software, data and computer programs in the possession or under the control of such Grantor or any other Person from time to time acting for such Grantor that at any time evidence or contain information relating to any of the property described in the preceding clauses of this Section 2 hereof or are otherwise necessary or helpful in the collection or realization thereof; and
               (n) all Proceeds, including all Cash Proceeds and Noncash Proceeds, and products of any and all of the foregoing Collateral;
in each case howsoever such Grantor’s interest therein may arise or appear (whether by ownership, security interest, claim or otherwise).
Notwithstanding anything herein to the contrary, the term “Collateral” shall not include, and no Grantor is pledging, nor granting a security interest hereunder in, (i) any of such Grantor’s right, title or interest in any license, contract or agreement to which such Grantor is a party as of the date hereof or any of its right, title or interest thereunder to the extent, but only to the extent, that such a grant would, under the express terms of such license, contract or agreement on the date hereof result in a breach of the terms of, or constitute a default under, such license, contract or agreement (other than to the extent that any such term (x) has been waived or (y) would be rendered ineffective pursuant to Sections 9-406, 9-408, 9-409 of the Code or other applicable provisions of the Uniform Commercial Code of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity); provided, that (x) immediately upon the ineffectiveness, lapse, termination or waiver of any such provision, the Collateral shall include, and such Grantor shall be deemed to have granted a security interest in, all such right, title and interest as if such provision had never been in effect and (y) the foregoing exclusion shall in no way be construed so as to limit, impair or otherwise affect the Collateral Agent’s unconditional continuing security interest in and liens upon any rights or interests of a Grantor in or to the proceeds of, or any monies due or to become due under, any such license, contract or agreement, or (ii) any intent-to-use United States trademark applications for which an amendment to allege use or statement of use has not been filed under 15 U.S.C. § 1051(c) or 15 U.S.C. § 1051(d), respectively, or if filed, has not been deemed in conformance with 15 U.S.C. § 1051(a) or examined and accepted, respectively, by the United States Patent and Trademark Office, provided that, upon such filing and acceptance, such intent-to-use applications shall be included in the definition of Collateral.
Notwithstanding anything herein to the contrary, the term “Collateral” shall not include in the case of a Subsidiary of such Grantor organized under the laws of a jurisdiction other than the United States, any of the states thereof or the District of Columbia (a “Foreign Subsidiary”), more than 65% (or such greater percentage that, due to a change in applicable law after the date hereof, (i) would not reasonably be expected to cause the undistributed earnings of such Foreign Subsidiary as determined for United States federal income tax purposes to be treated as a deemed dividend to such Foreign Subsidiary’s United States parent and (ii) would not reasonably be expected to cause any material adverse tax consequences) of the issued and outstanding shares of Capital Stock (excluding (i) the Capital Stock Vivitar Japan Co., Ltd. (Japan) and Vivitar (Europe) Limited and (ii) such shares entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) (it being understood and agreed that the Collateral shall include 100% of the issued and outstanding shares of Capital Stock not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) or other equity interest of such Foreign Subsidiary).
The Grantors agree that the pledge of the shares of Capital Stock of any Pledged Issuer who is a Foreign Subsidiary may be supplemented by one or more separate pledge agreements, deeds of pledge, share charges, or other similar agreements or instruments, executed and delivered by the relevant Grantors in favor of the Collateral Agent, which pledge agreements will provide for the pledge of such shares of Capital Stock in accordance with the laws of the applicable foreign jurisdiction. With respect to such shares of Capital Stock, the Collateral Agent may, at any time and from time to time, in its reasonable discretion, take actions in such foreign jurisdictions that will result in the perfection of the First Priority Lien created in such shares of Capital Stock.
          SECTION 3. Security for Secured Obligations. The security interest created hereby in the Collateral constitutes continuing collateral security for all of the following obligations, whether now existing or hereafter incurred (the “Secured Obligations”):
               (a) the prompt payment by each Grantor, as and when due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), of all amounts from time to time owing by it in respect of the Credit Agreement and/or the other Credit

Documents, including, without limitation, (i) all Obligations, (ii) in the case of a Guarantor, all amounts from time to time owing by such Grantor in respect of its guaranty made pursuant to Section 7 of the Credit Agreement or under any other Guaranty to which it is a party, including, without limitation, all obligations guaranteed by such Grantor, and (iv) all interest, fees, commissions, charges, expense reimbursements, indemnifications and all other amounts due or to become due under any Credit Document (including, without limitation, all interest, fees, commissions, charges, expense reimbursements, indemnifications and other amounts that accrue after the commencement of any Insolvency Proceeding of any Credit Party, whether or not the payment of such interest, fees, commissions, charges, expense reimbursements, indemnifications and other amounts are unenforceable or are not allowable, in whole or in part, due to the existence of such Insolvency Proceeding); and
               (b) the due performance and observance by each Grantor of all of its other obligations from time to time existing in respect of the Credit Documents.
          SECTION 4. Delivery of the Pledged Interests.
               (a) (i) All promissory notes currently evidencing the Pledged Debt and all certificates currently representing the Pledged Shares shall be delivered to the Collateral Agent on or prior to the execution and delivery of this Agreement. All other promissory notes, certificates and Instruments constituting Pledged Interests from time to time required to be pledged to the Collateral Agent pursuant to the terms of this Agreement or the Credit Agreement (the “Additional Collateral”) shall be delivered to the Agent promptly upon, but in any event within five (5) days of, receipt thereof by or on behalf of any of the Grantors. All such promissory notes, certificates and Instruments shall be held by or on behalf of the Collateral Agent pursuant hereto and shall be delivered in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment or undated stock powers executed in blank, all in form and substance reasonably satisfactory to the Collateral Agent. If any Pledged Interests consists of uncertificated securities, unless the immediately following sentence is applicable thereto, such Grantor shall cause the Collateral Agent (or its designated custodian or nominee) to become the registered holder thereof, or cause each issuer of such securities to agree that it will comply with instructions originated by the Collateral Agent with respect to such securities without further consent by such Grantor. If any Pledged Interests consists of security entitlements, such Grantor shall transfer such security entitlements to the Collateral Agent (or its custodian, nominee or other designee), or cause the applicable securities intermediary to agree that it will comply with entitlement orders by the Collateral Agent without further consent by such Grantor.
               (ii) Within ten (10) Business Days of the receipt by a Grantor of any Additional Collateral, a Pledge Amendment, duly executed by such Grantor, in substantially the form of Exhibit A hereto (a “Pledge Amendment”), shall be delivered to the Collateral Agent, in respect of the Additional Collateral that must be pledged pursuant to this Agreement and the Credit Agreement. The Pledge Amendment shall from and after delivery thereof constitute part of Schedules VII and VIII hereto. Each Grantor hereby authorizes the Collateral Agent to attach each Pledge Amendment to this Agreement and agrees that all promissory notes, certificates or Instruments listed on any Pledge Amendment delivered to the Collateral Agent shall for all purposes hereunder constitute Pledged Interests and such Grantor shall be deemed upon delivery thereof to have made the representations and warranties set forth in Section 5 hereof with respect to such Additional Collateral.
               (b) If any Grantor shall receive, by virtue of such Grantor’s being or having been an owner of any Pledged Interests, any (i) stock certificate (including, without limitation, any certificate representing a stock dividend or distribution in connection with any increase or reduction of capital, reclassification, merger, consolidation, sale of assets, combination of shares, stock split, spin-off or split-off), promissory note or other Instrument, (ii) option or right, whether as an addition to, substitution for, or in exchange for, any Pledged Interests, or otherwise, (iii) dividends payable in cash (except such dividends permitted to be retained by any such Grantor pursuant to Section 7 hereof) or in securities or other property or (iv) dividends, distributions, cash, Instruments, Investment Property and other property in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in surplus, such Grantor shall receive such stock certificate, promissory note, Instrument, option, right, payment or distribution in trust for the benefit of the Collateral Agent, shall segregate it from such Grantor’s other property and shall deliver it forthwith to the Collateral Agent, in the exact form received, with any necessary indorsement and/or appropriate stock powers duly executed in blank, to be held by the Collateral Agent as Pledged Interests and as further collateral security for the Secured Obligations.
          SECTION 5. Representations and Warranties. Each Grantor jointly and severally represents and warrants as follows:
               (a) Schedule I hereto sets forth (i) the exact legal name of each Grantor, (ii) the state or jurisdiction of organization of each Grantor, (iii) the type of organization of each Grantor and (iv) the organizational identification number of each Grantor or states that no such organizational identification number exists. The Collateral Questionnaire, dated as of October 26, 2007, a copy of which has been previously delivered to the Collateral Agent, is true, complete and correct in all respects.
               (b) This Agreement is, and each other Credit Document to which any Grantor is or will be a party, when executed and delivered, will be, a legal, valid and binding obligation of such Grantor, enforceable against such Grantor in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or limiting creditor’s rights generally or by equitable principles relating to enforceability (whether enforcement is sought in equity or at law).
               (c) There is no pending or, to the best knowledge of any Grantor, threatened action, suit, proceeding or claim before any court or other Governmental Authority or any arbitrator, or any order, judgment or award by any court or other Governmental Authority or any arbitrator, that may adversely affect the grant by any Grantor, or the perfection, of the security interest purported to be created hereby in the Collateral, or the exercise by the Collateral Agent of any of its rights or remedies hereunder.
               (d) All Equipment, Fixtures, Inventory and other Goods now existing are, and all Equipment, Fixtures, Inventory and other Goods hereafter existing will be, located at the addresses specified therefor in Schedule III hereto (as amended, supplemented or otherwise modified from time to time in accordance with Section 6(b)). Each Grantor’s chief place of business and chief executive office, the place where such Grantor keeps its Records concerning Accounts and all originals of all Chattel Paper are located at the addresses specified therefor in Schedule III hereto (as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof). None of the Accounts is evidenced by Promissory Notes or other Instruments. Set forth in Schedule IV hereto is a complete and accurate list, as of the date of this Agreement, of each Deposit Account, Securities Account and Commodities Account of each Grantor, together with the name and address of each institution at which each such Account is maintained, the account number for each such Account and a description of the purpose of each such Account. Set forth in Schedule II hereto is (i) a complete and correct list of each trade name used by each Grantor and (ii) the name of, and each trade name used by, each Person from which such Grantor has acquired any substantial part of the Collateral within five years of the date hereof.
               (e) Schedule II hereto sets forth a correct and complete list of all material Licenses owned or used by each Grantor as the date hereof. Each Grantor has delivered to the Collateral Agent complete and correct copies of each such License, including all schedules and exhibits thereto. Each such License sets forth the entire agreement and understanding of the parties thereto relating to the subject matter thereof, and there are no other agreements, arrangements or understandings, written or oral, relating to the matters covered thereby or the rights of any Grantor or any of its Affiliates in respect thereof. Each such License now existing is, and each other License will be, the legal, valid and binding obligation of the parties thereto, enforceable against such parties in accordance with its terms. No default under any such License by any such party has occurred, nor does any defense, offset, deduction or counterclaim exist thereunder in favor of any such party. No party to any such License has given any Grantor notice of its intention to cancel, terminate or fail to renew any such License.
               (f) (i) The Grantors own and control, or otherwise possess adequate rights to use, all Intellectual Property necessary to conduct their business in substantially the same manner as conducted as of the date hereof without infringement upon the rights of any other Person with respect thereto. Schedule II hereto sets forth a true and complete list of all issued, registered, renewed, applied-for or otherwise material Intellectual Property owned or used by each Grantor as of the date hereof. All such Intellectual Property is valid, subsisting and enforceable, has not been abandoned in whole or in part and is not subject to any outstanding order, judgment or decree restricting its use or materially adversely affecting the Grantor’s rights thereto. Except as set forth in Schedule II hereto, no such Intellectual Property is the subject of any licensing or franchising agreement.
                    (ii) Each Grantor is not violating and has not violated any material Intellectual Property rights. There are no suits, actions, reissues, reexaminations, public protests, interferences, arbitrations, mediations, oppositions, cancellations, Internet domain name dispute resolutions or other proceedings (collectively, “Suits”) pending, decided, threatened or asserted concerning any claim or position that a Grantor or any of its indemnitees have violated any material Intellectual Property rights. There are no Suits or claims pending, decided, threatened or asserted concerning the material Intellectual Property owned or controlled by a Grantor, and, to the Grantor’s knowledge, no valid basis for any such Suits or claims exists. To the Grantor’s knowledge, there are no Suits or claims pending, decided, threatened or asserted concerning the Licenses or the right of the Grantor to use the material Licenses, and no valid basis for any such Suits or claims exists.
               (g) None of the material Other Proprietary Rights or Trade Secrets of any Grantor have been used, divulged, disclosed or appropriated to the detriment of such Grantor for the benefit of any other Person other than such Grantor; no employee, independent contractor or agent of any Grantor has misappropriated any Other Proprietary Rights or Trade Secrets of any other Person in the course of the performance of his or her duties as an employee, independent contractor or agent of such Grantor; and no employee, independent contractor or agent of any Grantor is in default or breach of any term of any employment agreement, non-disclosure agreement, assignment of inventions agreement or similar agreement, or contract relating an any way to the protection, ownership, development, use or transfer of such Grantor’s material Intellectual Property Collateral.
               (h) The Existing Issuers set forth in Schedule VIII identified as a Subsidiary of a Grantor are each such Grantor’s only Subsidiaries existing on the date hereof. The Pledged Shares have been duly authorized and validly issued and are fully paid and nonassessable and the holders thereof are not entitled to any preemptive, first refusal or other similar rights. Except as noted in Schedule VIII hereto, the Pledged Shares constitute 100% of the issued shares of Capital Stock of the Pledged Issuers as of the date hereof, or in the case of a Foreign Subsidiary, 65% of the issued shares of capital stock of the Pledged Issuers as of the date hereof. All other shares of Capital Stock constituting Pledged Interests will be duly authorized and validly issued, fully paid and nonassessable.
               (i) The promissory notes currently evidencing the Pledged Debt have been, and all other promissory notes from time to time evidencing Pledged Debt, when executed and delivered, will have been, duly authorized, executed and delivered by the respective makers thereof, and all such promissory notes are or will be, as the case may be, legal, valid and binding obligations of such makers, enforceable against such makers in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or limiting creditor’s rights generally or by equitable principles relating to enforceability (whether enforcement is sought in equity or at law).
               (j) The Grantors are and will be at all times the sole and exclusive owners of, or otherwise have and will have adequate rights in, the Collateral free and clear of any Lien or other encumbrances except for the Permitted Liens; provided, that, other than the Lien established under this Agreement, no Lien on any Pledged Shares shall constitute a Permitted Lien. No effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording or filing office except such as may have been filed to perfect or protect any Permitted Lien.
               (k) The exercise by the Collateral Agent of any of its rights and remedies hereunder will not contravene any law or any material contractual restriction binding on or otherwise affecting any Grantor or any of its properties and will not result in, or require the creation of, any Lien upon or with respect to any of its properties other than pursuant to this Agreement or the other Credit Documents.

               (l) No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or any other Person, is required for (i) the due execution, delivery and performance by any Grantor of this Agreement, (ii) the grant by any Grantor of the security interest purported to be created hereby in the Collateral or (iii) the exercise by the Collateral Agent of any of its rights and remedies hereunder, except, in the case of this clause (iii), as may be required in connection with any sale of any Pledged Interests by laws affecting the offering and sale of securities generally. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or any other Person, is required for the perfection of the security interest purported to be created hereby in the Collateral, except (A) for the filing under the Uniform Commercial Code as in effect in the applicable jurisdiction of the financing statements described in Schedule V hereto, all of which financing statements have been or shall be duly filed and are or shall be in full force and effect, (B) with respect to the perfection of the security interest created hereby in the material United States Intellectual Property and Licenses, for the recording of the appropriate Assignment for Security, substantially in the form of Exhibit B hereto in the United States Patent and Trademark Office or the United States Copyright Office, as applicable, (C) with respect to the perfection of the security interest created hereby in foreign Intellectual Property and Licenses, for registrations and filings in jurisdictions located outside of the United States and covering rights in such jurisdictions relating to such material foreign Intellectual Property and Licenses, (D) with respect to the perfection of the security interest created hereby in material Titled Collateral, for the submission of an appropriate application requesting that the Lien of the Collateral Agent be noted on the Certificate of Title or certificate of ownership, completed and authenticated by the applicable Grantor, together with the Certificate of Title or certificate of ownership, with respect to such Titled Collateral, to the appropriate Governmental Authority, (E) with respect to any action that may be necessary to obtain control of Collateral constituting Deposit Accounts, Electronic Chattel Paper, Investment Property or Letter-of-Credit Rights, the taking of such actions, and (F) the Collateral Agent’s having possession of all Documents, Chattel Paper, or Instruments, in each case in excess of $100,000 and cash constituting Collateral (subclauses (A), (B), (C), (D), (E) and (F), each a “Perfection Requirement” and collectively, the “Perfection Requirements”).
               (m) This Agreement creates a legal, valid and enforceable security interest in favor of the Collateral Agent, for the benefit of the Secured Parties, in the Collateral, as security for the Secured Obligations. The Perfection Requirements result in the perfection of such security interests. Such security interests are, or in the case of Collateral in which any Grantor obtains rights after the date hereof, will be, perfected, first priority security interests, subject in priority only to the Permitted Liens that, pursuant to the definition of the term “Permitted Liens”, are not prohibited from being prior to the Liens in favor of the Collateral Agent, for the benefit of the Secured Parties, and the recording of such instruments of assignment described above. Such Perfection Requirements and all other action necessary or desirable to perfect and protect such security interest have been duly made or taken, except for (i) the Collateral Agent’s having possession of all Instruments, Documents, Chattel Paper in excess of $100,000 and cash constituting Collateral after the date hereof, (ii) the Collateral Agent’s having control of all Deposit Accounts, Electronic Chattel Paper, Investment Property or Letter-of-Credit Rights constituting Collateral after the date hereof, and (iii) the other filings and recordations and actions described in Section 5(l) hereof.

               (n) As of the date hereof, no Grantor holds any Commercial Tort Claims or is aware of any such pending claims, except for such claims described in Schedule VI.
               (o) With respect to each Grantor and its Subsidiaries that is a partnership or a limited liability company, each such Person has irrevocably opted into (and has caused each of its Subsidiaries that is a partnership or a limited liability company, and a Pledged Issuer to opt into) Article 8 of the Uniform Commercial Code (collectively, the “Certificated Entities”). Such interests are securities for purposes of Article 8 of any relevant Uniform Commercial Code.
          SECTION 6. Covenants as to the Collateral. So long as any of the Secured Obligations (whether or not due) shall remain unpaid or any Lender shall have any Commitment under the Credit Agreement, unless the Collateral Agent shall otherwise consent in writing:
               (a) Further Assurances. Each Grantor will at its expense, at any time and from time to time, promptly execute and deliver all further instruments and documents and take all further action that may be necessary or reasonably desirable or that the Collateral Agent may reasonably request in order (i) to perfect and protect, or maintain the perfection of, the security interest and First Priority Lien purported to be created hereby; (ii) to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder in respect of the Collateral; or (iii) otherwise to effect the purposes of this Agreement, including, without limitation: (A) marking conspicuously all Chattel Paper, Instruments and, to the extent requested by the Collateral Agent, Licenses and, at the request of the Collateral Agent, all of its Records pertaining to the Collateral with a legend, in form and substance reasonably satisfactory to the Collateral Agent, indicating that such Chattel Paper, Instrument, License or Collateral is subject to the security interest created hereby, (B) if any Account shall be evidenced by a Promissory Note or other Instrument or Chattel Paper in excess of $100,000, delivering and pledging to the Collateral Agent such Promissory Note, other Instrument or Chattel Paper, duly endorsed and accompanied by executed instruments of transfer or assignment, all in form and substance satisfactory to the Collateral Agent, (C) executing and filing (to the extent, if any, that such Grantor’s signature is required thereon) or authenticating the filing of, such financing or continuation statements, or amendments thereto, (D) with respect to material Intellectual Property hereafter existing and not covered by an appropriate security interest grant, the executing and recording in the United States Patent and Trademark Office or the United States Copyright Office, as applicable, appropriate instruments granting a security interest, as may be necessary or desirable or that the Collateral Agent may request in order to perfect and preserve the security interest purported to be created hereby, (E) delivering to the Collateral Agent irrevocable proxies in respect of the Pledged Interests, (F) furnishing to the Collateral Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Collateral Agent may reasonably request, all in reasonable detail, (G) if any Collateral with a book value in excess of $500,000 shall be in the possession of a third party, notifying such Person of the Collateral Agent’s security interest created hereby and using commercially reasonable efforts to obtain a written agreement, in form and substance reasonably satisfactory to the Collateral Agent, providing access to such Collateral in order to remove such Collateral from such premises during an Event of Default and acknowledging that such Person holds possession of the Collateral for the benefit of the Collateral Agent; provided, that in the event such Grantor is unable to obtain any such written agreement, the Collateral Agent may, in its reasonable discretion, establish such reserves as it deems reasonably necessary with respect to any such Collateral, (H) if at any time after the date hereof, any Grantor acquires or holds any Commercial Tort Claim, immediately notifying the Collateral Agent in a writing signed by such Grantor setting forth a brief description of such Commercial Tort Claim and granting to the Collateral Agent a security interest therein and in the proceeds thereof, which writing shall incorporate the provisions hereof and shall be in form and substance reasonably satisfactory to the Collateral Agent, (I) upon the acquisition after the date hereof by any Grantor of any Titled Collateral in excess of $100,000 (other than Equipment that is subject to a purchase money security interest permitted by Section 6.2(l) of the Credit Agreement), immediately notifying the Collateral Agent of such acquisition, setting forth a description of the Titled Collateral acquired and a good faith estimate of the current value of such Titled Collateral, and if so requested by the Collateral Agent, immediately causing the Collateral Agent to be listed as the lienholder on such Certificate of Title or certificate of ownership and delivering evidence of the same to the Collateral Agent, and (I) taking all actions required by law in any relevant Uniform Commercial Code jurisdiction, or by other law as applicable in any foreign jurisdiction. No Grantor shall take or fail to take any action which would in any manner impair the validity or enforceability of the Collateral Agent’s security interest in and First Priority Lien on any Collateral.
               (b) Location of Equipment and Inventory. Each Grantor will keep the Equipment and Inventory (other than Equipment and Inventory sold in the ordinary course of business in accordance with Section 6(h) hereof) at the locations specified in Schedule III hereto or, upon not less than thirty (30) days’ prior written notice to the Collateral Agent accompanied by a new Schedule III hereto indicating each new location of the Equipment and Inventory, at such other locations in the continental United States as the Grantors may elect, provided that (i) all action has been taken to grant to the Collateral Agent a perfected, first priority security interest in such Equipment and Inventory (subject in priority only to Permitted Liens that, pursuant to the definition of the term “Permitted Liens”, are not prohibited from being prior to the Liens in favor of the Collateral Agent, for the benefit of the Secured Parties), and (ii) the Collateral Agent’s rights in such Equipment and Inventory, including, without limitation, the existence, perfection and priority of the security interest created hereby in such Equipment and Inventory, are not adversely affected thereby.
               (c) Condition of Equipment. Each Grantor will maintain or cause the Equipment which is necessary or useful in the proper conduct of its business to be maintained and preserved in good condition, repair and working order as when acquired and in accordance with any manufacturer’s manual, ordinary wear and tear excepted, and will forthwith, or in the case of any loss or damage to any Equipment promptly after the occurrence thereof, make or cause to be made all repairs, replacements and other improvements in connection therewith which are necessary or desirable, consistent with past practice, or which the Collateral Agent may request to such end. Each Grantor will promptly furnish to the Collateral Agent a statement describing in reasonable detail any loss or damage to any Equipment.
               (d) Taxes, Etc. Each Grantor jointly and severally agrees to pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the Equipment and Inventory, except to the extent otherwise provided in the Credit Agreement.

               (e) Insurance. Each Grantor will, at its own expense, maintain insurance with respect to the Collateral in accordance with the terms of the Credit Agreement. Each Grantor will, if so requested by the Collateral Agent, deliver to the Collateral Agent original or duplicate insurance policies and, as often as the Collateral Agent may reasonably request, a report of a reputable insurance broker with respect to such insurance. Each Grantor will also, at the request of the Collateral Agent, execute and deliver instruments of assignment of such insurance policies and cause the respective insurers to acknowledge notice of such assignment.
               (f) Provisions Concerning the Accounts and the Licenses.
                    (i) Each Grantor will, except as otherwise provided in this subsection (f), continue to collect, at its own expense, all amounts due or to become due under the Accounts. In connection with such collections, each Grantor may (and, at the Collateral Agent’s direction, will) take such action as such Grantor (or, if applicable, the Collateral Agent) reasonably may deem necessary or advisable to enforce collection or performance of the Accounts; provided, however, that the Collateral Agent shall have the right at any time, upon the occurrence and during the continuance of an Event of Default, to notify the Account Debtors or obligors under any Accounts of the assignment of such Accounts to the Collateral Agent and to direct such Account Debtors or obligors to make payment of all amounts due or to become due to such Grantor thereunder directly to the Collateral Agent or its designated agent and, upon such notification and at the expense of such Grantor and to the extent permitted by law, to enforce collection of any such Accounts and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done. After receipt by any Grantor of a notice from the Collateral Agent that the Collateral Agent has notified, intends to notify, or has enforced or intends to enforce a Grantor’s rights against the Account Debtors or obligors under any Accounts as referred to in the proviso to the immediately preceding sentence, (A) all amounts and proceeds (including Instruments) received by such Grantor in respect of the Accounts shall be received in trust for the benefit of the Collateral Agent hereunder, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Collateral Agent or its designated agent in the same form as so received (with any necessary endorsement) to be held as cash collateral and either (x) credited to the Borrowers’ accounts with the Administrative Agent so long as no Event of Default shall have occurred and be continuing or (y) if any Event of Default shall have occurred and be continuing, applied as specified in Section 9(d) hereof, and (B) such Grantor will not adjust, settle or compromise the amount or payment of any Account or release wholly or partly any Account Debtor or obligor thereof or allow any credit or discount thereon. In addition, the Collateral Agent may (in its sole and absolute discretion) direct any or all of the banks and financial institutions with which any Grantor either maintains a Deposit Account or a lockbox or deposits the proceeds of any Accounts to send immediately to the Collateral Agent or its designated agent by wire transfer (to such account as the Collateral Agent shall specify, or in such other manner as the Collateral Agent shall direct) all or a portion of such securities, cash, investments and other items held by such institution. Any such securities, cash, investments and other items so received by the Collateral Agent or its designated agent shall (in the sole and absolute discretion of the Collateral Agent) be held as additional Collateral for the Secured Obligations or distributed in accordance with Section 9 hereof.

                    (ii) Upon the occurrence and during the continuance of any breach or default under any material License by any party thereto other than a Grantor, (A) the relevant Grantor will, promptly after obtaining knowledge thereof, give the Collateral Agent written notice of the nature and duration thereof, specifying what action, if any, it has taken and proposes to take with respect thereto, (B) no Grantor will, without the prior written consent of the Collateral Agent, declare or waive any such breach or default or affirmatively consent to the cure thereof or exercise any of its remedies in respect thereof, and (C) each Grantor will, upon written instructions from the Collateral Agent and at such Grantor’s expense, take such action as the Collateral Agent may deem necessary or advisable in respect thereof.
                    (iii) Each Grantor will, at its expense, promptly deliver to the Collateral Agent a copy of each notice or other communication received by it by which any other party to any material License (A) declares a breach or default by a Grantor of any material term thereunder, (B) terminates such License or (C) purports to exercise any of its rights or affect any of its obligations thereunder, together with a copy of any reply by such Grantor thereto.
                    (iv) Each Grantor will exercise promptly and diligently each and every right which it may have under each material License (other than any right of termination) and will duly perform and observe in all respects all of its obligations under each material License and will take all action necessary to maintain the material Licenses in full force and effect. No Grantor will, without the prior written consent of the Collateral Agent, cancel, terminate, amend or otherwise modify in any respect, or waive any provision of, any material License.
               (g) Provisions Concerning the Pledged Interests. Each Grantor will
                    (i) at the Grantors’ joint and several expense, promptly deliver to the Collateral Agent a copy of each notice or other communication received by it in respect of the Pledged Interests;
                    (ii) at the Grantors’ joint and several expense, defend the Collateral Agent’s right, title and security interest in and to the Pledged Interests against the claims of any Person;
                    (iii) not make or consent to any amendment or other modification or waiver with respect to any Pledged Interests or enter into any agreement or permit to exist any restriction with respect to any Pledged Interests other than pursuant to the Credit Documents; and
                    (iv) not permit the issuance of (A) any additional shares of any class of Capital Stock of any Pledged Issuer, (B) any securities convertible voluntarily by the holder thereof or automatically upon the occurrence or non-occurrence of any event or condition into, or exchangeable for, any such shares of Capital Stock or (C) any warrants, options, contracts or other commitments entitling any Person to purchase or otherwise acquire any such shares of Capital Stock.
               (h) Transfers and Other Liens.

                    (i) Except to the extent expressly permitted by Section 6.8 of the Credit Agreement, no Grantor will sell, assign (by operation of law or otherwise), lease, sublease, license, exchange or otherwise transfer or dispose of any of the Collateral.
                    (ii) Except to the extent expressly permitted by Section 6.2 of the Credit Agreement, no Grantor will create, incur, assume, suffer to exist or grant any Lien upon or with respect to any Collateral.
               (i) Intellectual Property.
                    (i) Each Grantor has duly executed and delivered the applicable Grant of a Security Interest in the form attached hereto as Exhibit B.
                    (ii) Each Grantor (either itself or through its licensees or its sublicensees) agrees that it will not do any act or omit to do any act whereby any Patent that is material to the conduct of such Grantor’s business may become invalidated or dedicated to the public, and agrees that it shall continue to mark any products covered by a Patent with the relevant patent number as necessary to establish and preserve its rights under applicable patent laws, except where the failure to do so, together with all other such failures hereunder since the Effective Date, could not reasonably be expected to result in a material diminution in the value of the Collateral.
                    (iii) Each Grantor (either itself or through its licensees or its sublicensees) will, for each Trademark material to the conduct of such Grantor’s business, (i) maintain such Trademark in full force free from any claim of abandonment or invalidity for non-use, (ii) maintain the quality of products and services offered under such Trademark, (iii) display such Trademark with notice of U.S. or non-U.S. registration to the extent necessary to establish and preserve its rights under applicable law, except where the failure to do so, together with all other such failures hereunder since the Effective Date, could not reasonably be expected to result in a material diminution in the value of the Collateral and (iv) not knowingly use or knowingly permit the use of such Trademark in violation of any third party rights.
                    (iv) Each Grantor (either itself or through its licensees or sublicensees) will, for each work covered by a material Copyright, continue to publish, reproduce, display, adopt and distribute the work with appropriate copyright notice as necessary to establish and preserve its rights under applicable copyright laws, except where the failure to do so, together with all other such failures hereunder since the Effective Date, could not reasonably be expected to result in a material diminution in the value of the Collateral.
                    (v) Each Grantor shall notify the Collateral Agent promptly if it knows or has reason to know that any Intellectual Property material to the conduct of its business may become abandoned, lost or dedicated to the public, or of any final materially adverse determination (including the institution of, or any such determination in, any proceeding in the United States Patent and Trademark Office, United States Copyright Office or any court or similar office of any country that could reasonably be expected to result in a Material Adverse Effect) regarding such Grantor’s ownership of any Intellectual Property, its right to register the same, or its right to keep and maintain the same.

                    (vi) In the event that any Grantor (i) files an application or registration for any Intellectual Property with the United States Patent and Trademark Office, United States Copyright Office or any office or agency in any political subdivision of the United States or in any other country or any political subdivision thereof, either itself or through any agent, employee, licensee or designee or (ii) obtains rights to or develop any new Intellectual Property or any reissue, division, continuation, renewal, extension or continuation-in-part of any existing Intellectual Property, whether pursuant to any license or otherwise; the provisions of Section 2 hereof shall automatically apply thereto and such Grantor shall give to the Collateral Agent prompt notice thereof, and, upon request of the Collateral Agent, execute and deliver any and all agreements, instruments, documents and papers as the Collateral Agent may reasonably request to evidence the Collateral Agent’s security interest in such Intellectual Property, and each Grantor hereby appoints the Collateral Agent as its attorney-in-fact to execute and file such writings for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; such power, being coupled with an interest, is irrevocable.
                    (vii) Each Grantor will take all necessary steps that are consistent with the practice in any proceeding before the United States Patent and Trademark Office, United States Copyright Office or any office or agency in any political subdivision of the United States or in any other country or any political subdivision thereof, to maintain and pursue each material application relating to the Intellectual Property of such Grantor (and to obtain the relevant grant or registration) and to maintain each issued Patent and each registration of the Trademarks and Copyrights that is material to the conduct of any Grantor’s business as conducted or proposed to be conducted, including timely filings of applications for renewal, affidavits of use, affidavits of incontestability and payment of maintenance fees, and, if consistent with good business judgment, to initiate opposition, interference and cancellation proceedings against third parties.
                    (viii) In the event that any Grantor has reason to believe that any Collateral consisting of Intellectual Property material to the conduct of any Grantor’s business has been infringed, misappropriated or diluted by a third party, such Grantor shall, if consistent with good business judgment, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and take such other actions as are appropriate under the circumstances to protect such Collateral and promptly shall notify the Collateral Agent of the initiation of such suit.
                    (ix) Upon and during the continuance of an Event of Default, (i) no Grantor shall abandon or otherwise permit any material Intellectual Property to become invalid and (ii) each Grantor shall use its best efforts to obtain all requisite consents or approvals by the licensor of each material License that constitutes Collateral owned by such Grantor to effect the assignment of all such Grantor’s right, title and interest thereunder to the Collateral Agent or its designee.
                    (x) Each Grantor shall execute, authenticate and deliver any and all assignments, agreements, instruments, documents and papers as the Collateral Agent may reasonably request to evidence the Collateral Agent’s security interest hereunder in such Intellectual Property and the General Intangibles of such Grantor relating thereto or represented thereby, each Grantor hereby appoints the Collateral Agent as its attorney-in-fact to execute and file such writings for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; such power, being coupled with an interest, is irrevocable.
                    (xi) Each Grantor agrees, at its own expense, as soon as practicable after the date hereof, to make such filings and to take such other actions as are reasonably necessary in each non-U.S. jurisdiction in which such Grantor owns any Intellectual Property in order to perfect the Security Interest with respect to such Intellectual Property in such jurisdiction, provided that no Grantor shall be obligated to make any such filing or to take any such other action where the Collateral Agent and the Borrower agree that the cost of such filing or action exceeds the value of the security afforded thereby.
               (j) Deposit, Commodities and Securities Accounts. Prior to the date hereof, or as otherwise agreed to by the Collateral Agent, each Grantor shall cause each bank and other financial institution with an account referred to in Schedule IV hereto to execute and deliver to the Collateral Agent (or its designee) a control agreement, in form and substance reasonably satisfactory to the Collateral Agent, duly executed by such Grantor and such bank or financial institution, or enter into other arrangements in form and substance reasonably satisfactory to the Collateral Agent, pursuant to which such institution shall irrevocably agree, among other things, that (i) it will comply at any time with the instructions originated by the Collateral Agent (or its designee) to such bank or financial institution directing the disposition of cash, Commodity Contracts, securities, Investment Property and other items from time to time credited to such account, without further consent of such Grantor, (ii) all cash, Commodity Contracts, securities, Investment Property and other items of such Grantor deposited with such institution shall be subject to a perfected, first priority security interest in favor of the Collateral Agent (or its designee), (iii) any right of set off, banker’s Lien or other similar Lien, security interest or encumbrance shall be fully waived or subordinated as against the Collateral Agent (or its designee), and (iv) upon receipt of written notice from the Collateral Agent, such bank or financial institution shall immediately send to the Collateral Agent (or its designee) by wire transfer (to such account as the Collateral Agent (or its designee) shall specify, or in such other manner as the Collateral Agent (or its designee) shall direct) all such cash, the value of any Commodity Contracts, securities, Investment Property and other items held by it. Without the prior written consent of the Collateral Agent, no Grantor shall make or maintain any Deposit Account, Commodity Account or Securities Account except for the accounts set forth in Schedule IV hereto. The provisions of this Section 6(j) shall not apply to (i) Deposit Accounts for which the Collateral Agent is the depositary, or (ii) to the extent otherwise permitted by Section 6.6(a) of the Credit Agreement.

               (k) Titled Collateral. At the request of the Collateral Agent, each Grantor shall (a) cause all Collateral, now owned or hereafter acquired by any Grantor, which under applicable law are required to be registered, to be properly registered in the name of such Grantor, (b) cause all Titled Collateral, to be properly titled in the name of such Grantor, and if requested by the Collateral Agent, with the Collateral Agent’s First Priority Lien noted thereon and (c) if requested by the Collateral Agent, promptly deliver to the Collateral Agent (or its custodian) originals of all such Certificates of Title or certificates of ownership for such Titled Collateral, with the Collateral Agent’s First Priority Lien noted thereon, and take such other actions as may be reasonably required by the Collateral Agent.
               (l) Control. Each Grantor hereby agrees to take any or all action that may be necessary or desirable or that the Collateral Agent may request in order for the Collateral Agent to obtain control in accordance with Sections 9-104, 9-105, 9-106, and 9-107 of the Code with respect to the following Collateral: (i) Deposit Accounts, (ii) Electronic Chattel Paper, (iii) Investment Property and (iv) Letter-of-Credit Rights. Each Grantor hereby acknowledges and agrees that any agent or designee of the Collateral Agent shall be deemed to be a “secured party” with respect to the Collateral under the control of such agent or designee for all purposes.
               (m) Records; Inspection and Reporting.
                    (i) Each Grantor shall, and shall cause each of its Subsidiaries to, keep adequate records concerning the Accounts, Chattel Paper and Pledged Interests. Each Grantor shall permit any Agent, or any agents or representatives thereof or such professionals or other Persons as any Agent may designate in accordance with the Credit Agreement (A) to examine and make copies of and abstracts from such Grantor’s books and records, (B) to visit and inspect any of its properties or the properties of its Subsidiaries, (C) to verify materials, leases, notes, Accounts, Inventory and other assets of such Grantor from time to time, (D) subject to any limitations in the Credit Agreement, to conduct audits, physical counts, appraisals and/or valuations, Phase I and Phase II Environmental Site Assessments or examinations at the locations of such Grantor and (E) to discuss such Grantor’s affairs, finances and accounts with any of its directors, officers, managerial employees, independent accountants or any of its other representatives, in each case as provided in the Credit Agreement.
                    (ii) Except as otherwise expressly permitted by Section 6.8(a) and Section 6.18 of the Credit Agreement, no Grantor shall, without the prior written consent of the Collateral Agent, change (A) its name, identity or organizational structure, (B) its jurisdiction of incorporation or organization as set forth in Schedule I hereto or (C) its chief executive office as set forth in Schedule III hereto. Each Grantor shall promptly notify the Collateral Agent upon obtaining an organizational identification number, if on the date hereof such Grantor did not have such identification number.
               (n) Partnership and Limited Liability Company Interest. Except with respect to partnership interests and membership interests evidenced by a certificate, which certificate has been pledged and delivered to the Collateral Agent pursuant to Section 4 hereof, no Grantor that is a partnership or a limited liability company shall, nor shall any Grantor with any Subsidiary that is a partnership or a limited liability company, permit such partnership interests or membership interests to (i) be dealt in or traded on securities exchanges or in securities markets, (ii) become a security for purposes of Article 8 of any relevant Uniform Commercial Code, (iii) become an investment company security within the meaning of Section 8-103 of any relevant Uniform Commercial Code or (iv) be evidenced by a certificate. Each Grantor agrees that such partnership interests or membership interests shall constitute General Intangibles.
          SECTION 7. Voting Rights, Dividends, Etc. in Respect of the Pledged Interests.
               (a) So long as no Event of Default shall have occurred and be continuing:
                    (i) each Grantor may exercise any and all voting and other consensual rights pertaining to any Pledged Interests for any purpose not inconsistent with the terms of this Agreement, the Credit Agreement or the other Credit Documents; provided, however, that (A) each Grantor will give the Collateral Agent at least five (5) Business Days’ notice of the manner in which it intends to exercise, or the reasons for refraining from exercising, any such right that could reasonably be expected to adversely affect in any material respect the value, liquidity or marketability of any Collateral or the creation, perfection and priority of the Collateral Agent’s First Priority Lien; and (B) none of the Grantors will exercise or refrain from exercising any such right, as the case may be, if the Collateral Agent gives a Grantor notice that, in the Collateral Agent’s judgment, such action (or inaction) could reasonably be expected to adversely affect in any material respect the value, liquidity or marketability of any Collateral or the creation, perfection and priority of the Collateral Agent’s First Priority Lien; and
                    (ii) each of the Grantors may receive and retain any and all dividends, interest or other distributions paid in respect of the Pledged Interests to the extent permitted by the Credit Agreement; provided, however, that any and all (A) dividends and interest paid or payable other than in cash in respect of, and Instruments and other property received, receivable or otherwise distributed in respect of or in exchange for, any Pledged Interests, (B) dividends and other distributions paid or payable in cash in respect of any Pledged Interests in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in surplus, and (C) cash paid, payable or otherwise distributed in redemption of, or in exchange for, any Pledged Interests, together with any dividend, interest or other distribution or payment which at the time of such payment was not permitted by the Credit Agreement, shall be, and shall forthwith be delivered to the Collateral Agent, to hold as, Pledged Interests and shall, if received by any of the Grantors, be received in trust for the benefit of the Collateral Agent, shall be segregated from the other property or funds of the Grantors, and shall be forthwith delivered to the Collateral Agent in the exact form received with any necessary indorsement and/or appropriate stock powers duly executed in blank, to be held by the Collateral Agent as Pledged Interests and as further collateral security for the Secured Obligations; and
                    (iii) the Collateral Agent will execute and deliver (or cause to be executed and delivered) to a Grantor all such proxies and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and other rights which it is entitled to exercise pursuant to Section 7(a)(i) hereof and to receive the dividends, interest and/or other distributions which it is authorized to receive and retain pursuant to Section 7(a)(ii) hereof.
               (b) Upon the occurrence and during the continuance of an Event of Default:
                    (i) all rights of each Grantor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 7(a)(i) hereof, and to receive the dividends, distributions, interest and other payments that it would otherwise be authorized to receive and retain pursuant to Section 7(a)(ii) hereof, shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall thereupon have the sole right to exercise such voting and other consensual rights and to receive and hold as Pledged Interests such dividends, distributions and interest payments;
                    (ii) the Collateral Agent is authorized to notify each debtor with respect to the Pledged Debt to make payment directly to the Collateral Agent (or its designee) and may collect any and all moneys due or to become due to any Grantor in respect of the Pledged Debt, and each of the Grantors hereby authorizes each such debtor to make such payment directly to the Collateral Agent (or its designee) without any duty of inquiry;
                    (iii) without limiting the generality of the foregoing, the Collateral Agent may at its option exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any of the Pledged Interests as if it were the absolute owner thereof, including, without limitation, the right to exchange, in its discretion, any and all of the Pledged Interests upon the merger, consolidation, reorganization, recapitalization or other adjustment of any Pledged Issuer, or upon the exercise by any Pledged Issuer of any right, privilege or option pertaining to any Pledged Interests, and, in connection therewith, to deposit and deliver any and all of the Pledged Interests with any committee, depository, transfer agent, registrar or other designated agent upon such terms and conditions as it may determine; and
                    (iv) all dividends, distributions, interest and other payments that are received by any of the Grantors contrary to the provisions of Section 7(b)(i) hereof shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of the Grantors, and shall be forthwith paid over to the Collateral Agent as Pledged Interests in the exact form received with any necessary indorsement and/or appropriate stock powers duly executed in blank, to be held by the Collateral Agent as Pledged Interests and as further collateral security for the Secured Obligations.
          SECTION 8. Additional Provisions Concerning the Collateral.
               (a) To the maximum extent permitted by applicable law, and for the purpose of taking any action that the Collateral Agent reasonably may deem necessary or advisable to accomplish the purposes of this Agreement, each Grantor hereby (i) authorizes the Collateral Agent to execute any such agreements, instruments or other documents in such Grantor’s name and to file such agreements, instruments or other documents in such Grantor’s name and in any appropriate filing office, (ii) authorizes the Collateral Agent at any time and from time to time to file, one or more financing or continuation statements and amendments thereto, relating to the Collateral (including, without limitation, any such financing statements that (A) describe the Collateral as “all assets” or “all personal property” (or words of similar effect) or that describe or identify the Collateral by type or in any other manner as the Collateral Agent may determine, regardless of whether any particular asset of such Grantor falls within the scope of Article 9 of the Uniform Commercial Code or whether any particular asset of such Grantor constitutes part of the Collateral, and (B) contain any other information required by Part 5 of Article 9 of the Code for the sufficiency or filing office acceptance of any financing statement, continuation statement or amendment, including, without limitation, whether such Grantor is an organization, the type of organization and any organizational identification number issued to such Grantor) and (iii) ratifies such authorization to the extent that the Collateral Agent has filed any such financing statements, continuation statements, or amendments thereto, prior to the date hereof. A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.
               (b) Each Grantor hereby irrevocably appoints the Collateral Agent as its attorney-in-fact and proxy, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, from time to time in the Collateral Agent’s discretion, to take any action and to execute any instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement (subject to the rights of a Grantor under Section 6 hereof and Section 7(a) hereof), including, without limitation, (i) to obtain and adjust insurance required to be paid to the Collateral Agent pursuant to the Credit Agreement, (ii) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any Collateral, (iii) to receive, endorse, and collect any drafts or other Instruments, Documents and Chattel Paper in connection with clause (i) or (ii) above, (iv) to receive, indorse and collect all Instruments made payable to such Grantor representing any dividend, interest payment or other distribution in respect of any Pledged Interests and to give full discharge for the same, (v) to file any claims or take any action or institute any proceedings which the Collateral Agent may deem necessary or desirable for the collection of any Collateral or otherwise to enforce the rights of the Collateral Agent and the Lenders with respect to any Collateral, (vi) to execute assignments, licenses and other documents to enforce the rights of the Collateral Agent and the Lenders with respect to any Collateral, (vii) to pay or discharge taxes or Liens levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by the Collateral Agent in its sole discretion, and such payments made by the Collateral Agent to become Obligations of such Grantor to the Collateral Agent, due and payable immediately without demand, and (viii) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, assignments, verifications and notices in connection with Accounts, Chattel Paper and other documents relating to the Collateral. This power is coupled with an interest and is irrevocable until the date on which all of the Secured Obligations have been indefeasibly paid in full in cash after the termination of each Lender’s Commitment and each of the Credit Documents. The Collateral Agent shall not exercise its power under this section unless an Event of Default has occurred and is continuing.
               (c) For the purpose of enabling the Collateral Agent to exercise rights and remedies hereunder, at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, each Grantor hereby (i) grants to the

Collateral Agent an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to any Grantor) to use, assign, license or sublicense any Intellectual Property now or hereafter owned by any Grantor, wherever the same may be located, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof; and (ii) assigns to the Collateral Agent, to the extent assignable, all of its rights to any Intellectual Property now or hereafter licensed or used by any Grantor. Notwithstanding anything contained herein to the contrary, but subject to the provisions of the Credit Agreement that limit the right of a Grantor to dispose of its property and Section 6(i) hereof, so long as no Event of Default shall have occurred and be continuing, each Grantor may exploit, use, enjoy, protect, license, sublicense, assign, sell, dispose of or take other actions with respect to the Intellectual Property in the ordinary course of its business. In furtherance of the foregoing, unless an Event of Default shall have occurred and be continuing, the Collateral Agent shall from time to time, upon the request of a Grantor, execute and deliver any instruments, certificates or other documents, in the form so requested, which such Grantor shall have certified are appropriate (in such Grantor’s judgment) to allow it to take any action permitted above (including relinquishment of the license provided pursuant to this clause (c) as to any Intellectual Property). Further, upon the date on which all of the Secured Obligations have been indefeasibly paid in full in cash after the termination of each Lender’s Commitment and each of the Credit Documents, the Collateral Agent (subject to Section 13(e) hereof) shall release and reassign to the Grantors all of the Collateral Agent’s right, title and interest in and to the Intellectual Property, and the Licenses, all without recourse, representation or warranty whatsoever and at the Grantors’ sole expense. The exercise of rights and remedies hereunder by the Collateral Agent shall not terminate the rights of the holders of any licenses or sublicenses theretofore granted by any Grantor in accordance with the second sentence of this clause (c). Each Grantor hereby releases the Collateral Agent from any claims, causes of action and demands at any time arising out of or with respect to any actions taken or omitted to be taken by the Collateral Agent under the powers of attorney granted herein other than actions taken or omitted to be taken through the Collateral Agent’s gross negligence or willful misconduct, as determined by a final determination of a court of competent jurisdiction.
               (d) If any Grantor fails to perform any agreement or obligation contained herein, the Collateral Agent may itself perform, or cause performance of, such agreement or obligation, in the name of such Grantor or the Collateral Agent, and the expenses of the Collateral Agent incurred in connection therewith shall be jointly and severally payable by the Grantors pursuant to Section 10 hereof and shall be secured by the Collateral.
               (e) The powers conferred on the Collateral Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Other than the exercise of reasonable care to assure the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral and shall be relieved of all responsibility for any Collateral in its possession upon surrendering it or tendering surrender of it to any of the Grantors (or whomsoever shall be lawfully entitled to receive the same or as a court of competent jurisdiction shall direct). The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property, it being understood that the Collateral Agent shall not have responsibility for ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Collateral, whether or not the Collateral Agent has or is deemed to have knowledge of such matters. The Collateral Agent shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehouseman, carrier, forwarding agency, consignee or other agent or bailee selected by the Collateral Agent in good faith; provided, that the Collateral Agent shall be accountable for amounts actually received as a result of the exercise of powers granted it herein.
               (f) Anything herein to the contrary notwithstanding (i) each Grantor shall remain liable under the Licenses and otherwise in respect of the Collateral to the extent set forth therein to perform all of its obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by the Collateral Agent of any of its rights hereunder shall not release any Grantor from any of its obligations under the Licenses or otherwise in respect of the Collateral, and (iii) the Collateral Agent shall not have any obligation or liability by reason of this Agreement under the Licenses or otherwise in respect of the Collateral, nor shall the Collateral Agent be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.
               (g) Upon the occurrence and continuance of an Event of Default, the Collateral Agent may at any time in its discretion (i) without notice to any Grantor, transfer or register in the name of the Collateral Agent or any of its nominees any or all of the Pledged Interests, subject only to the revocable rights of such Grantor under Section 7(a) hereof, and (ii) exchange certificates or Instruments constituting Pledged Interests for certificates or Instruments of smaller or larger denominations.
          SECTION 9. Remedies Upon Default. If any Event of Default shall have occurred and be continuing:
               (a) The Collateral Agent may exercise in respect of the Collateral, in addition to any other rights and remedies provided for herein or otherwise available to it, all of the rights and remedies of a secured party upon default under the Code (whether or not the Code applies to the affected Collateral), and also may (i) take absolute control of the Collateral, including, without limitation, transfer into the Collateral Agent’s name or into the name of its nominee or nominees (to the extent the Collateral Agent has not theretofore done so) and thereafter receive, for the benefit of the Collateral Agent and the Lenders, all payments made thereon, give all consents, waivers and ratifications in respect thereof and otherwise act with respect thereto as though it were the outright owner thereof, (ii) require each Grantor to, and each Grantor hereby agrees that it will at its expense and upon reasonable request of the Collateral Agent forthwith, assemble all or part of the Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a place or places to be designated by the Collateral Agent that is reasonably convenient to both parties, and the Collateral Agent may enter into and occupy any premises owned or leased by any Grantor where the Collateral or any part thereof is located or assembled for a reasonable period in order to effectuate the Collateral Agent’s rights and remedies hereunder or under law, without obligation to any Grantor in respect of such occupation, and (iii) without notice except as specified below and without any obligation to prepare or process the Collateral for sale, (A) sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent’s offices, at any exchange or broker’s board or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Collateral Agent may deem commercially reasonable and/or (B) lease, license or otherwise dispose of the Collateral or any part thereof upon such terms as the Collateral Agent may deem commercially reasonable. Each Grantor agrees that, to the extent notice of sale or any other disposition of the Collateral shall be required by law, at least ten (10) days’ prior notice to the applicable Grantor of the time and place of any public sale or the time after which any private sale or other disposition of the Collateral is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale or other disposition of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Grantor hereby waives any claims against the Collateral Agent and the Lenders arising by reason of the fact that the price at which the Collateral may have been sold at a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if the Collateral Agent accepts the first offer received and does not offer the Collateral to more than one offeree, and waives all rights that such Grantor may have to require that all or any part of the Collateral be marshaled upon any sale (public or private) thereof. Each Grantor hereby acknowledges that (i) any such sale of the Collateral by the Collateral Agent shall be made without warranty, (ii) the Collateral Agent may specifically disclaim any warranties of title, possession, quiet enjoyment or the like, (iii) the Collateral Agent may bid (which bid may be, in whole or in part, in the form of cancellation of indebtedness), if permitted by law, for the purchase, lease, license or other disposition of the Collateral or any portion thereof for the account of the Collateral Agent (on behalf of itself and the Lenders) and (iv) such actions set forth in clauses (i), (ii) and (iii) above shall not adversely affect the commercial reasonableness of any such sale of the Collateral. In addition to the foregoing, (i) upon written notice to any Grantor from the Collateral Agent, each Grantor shall cease any use of the Intellectual Property or any trademark, patent or copyright similar thereto for any purpose described in such notice; (ii) the Collateral Agent may, at any time and from time to time, upon ten (10) days’ prior notice to any Grantor, license, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, any of the Intellectual Property, throughout the universe for such term or terms, on such conditions, and in such manner, as the Collateral Agent shall in its sole discretion determine; and (iii) the Collateral Agent may, at any time, pursuant to the authority granted in Section 8 hereof (such authority being effective upon the occurrence and during the continuance of an Event of Default), execute and deliver on behalf of a Grantor, one or more instruments of assignment of the Intellectual Property (or any application or registration thereof), in form suitable for filing, recording or registration in any country.
               (b) In the event that the Collateral Agent determines to exercise its right to sell all or any part of the Pledged Interests pursuant to Section 9(a) hereof, each Grantor will, at such Grantor’s expense and upon request by the Collateral Agent: (i) execute and deliver, and cause each issuer of such Pledged Interests and the directors and officers thereof to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts and things, as may be necessary or, in the opinion of the Collateral Agent, advisable to register such Pledged Interests under the provisions of the Securities Act, and to cause the registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by law to be furnished, and to make all amendments and supplements thereto and to the related prospectus which, in the opinion of the Collateral Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto, (ii) cause each issuer of such Pledged Interests to qualify such Pledged Interests under the state securities or “Blue Sky” laws of each jurisdiction, and to obtain all necessary governmental approvals for the sale of the Pledged Interests, as requested by the Collateral Agent, (iii) cause each Pledged Issuer to make available to its securityholders, as soon as practicable, an earnings statement which will satisfy the provisions of Section 11(a) of the Securities Act, and (iv) do or cause to be done all such other acts and things as may be necessary to make such sale of such Pledged Interests valid and binding and in compliance with applicable law. Each Grantor acknowledges the impossibility of ascertaining the amount of damages which would be suffered by the Collateral Agent by reason of the failure by any Grantor to perform any of the covenants contained in this Section 9(b) and, consequently, agrees that, if any Grantor fails to perform any of such covenants, it shall pay, as liquidated damages and not as a penalty, an amount equal to the value of the Pledged Interests on the date the Collateral Agent demands compliance with this Section 9(b); provided, however, that the payment of such amount shall not release any Grantor from any of its obligations under any of the other Credit Documents.
               (c) Notwithstanding the provisions of Section 9(b) hereof, each Grantor recognizes that the Collateral Agent may deem it impracticable to effect a public sale of all or any part of the Pledged Shares or any other securities constituting Pledged Interests and that the Collateral Agent may, therefore, determine to make one or more private sales of any such securities to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such securities for their own account, for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges that any such private sale may be at prices and on terms less favorable to the seller than the prices and other terms which might have been obtained at a public sale and, notwithstanding the foregoing, agrees that such private sales shall be deemed to have been made in a commercially reasonable manner and that the Collateral Agent shall have no obligation to delay the sale of any such securities for the period of time necessary to permit the issuer of such securities to register such securities for public sale under the Securities Act. Each Grantor further acknowledges and agrees that any offer to sell such securities which has been (i) publicly advertised on a bona fide basis in a newspaper or other publication of general circulation in the financial community of New York, New York (to the extent that such an offer may be so advertised without prior registration under the Securities Act) or (ii) made privately in the manner described above to not less than fifteen bona fide offerees shall be deemed to involve a “public disposition” for the purposes of Section 9-610(c) of the Code (or any successor or similar, applicable statutory provision) as then in effect in the State of New York, notwithstanding that such sale may not constitute a “public offering” under the Securities Act, and that the Collateral Agent may, in such event, bid for the purchase of such securities.
               (d) Any cash held by the Collateral Agent (or its agent or designee) as Collateral and all Cash Proceeds received by the Collateral Agent (or its agent or designee) in respect of any sale of or collection from, or other realization upon, all or any part of the

Collateral may, in the reasonable discretion of the Collateral Agent, be held by the Collateral Agent (or its agent or designee) as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Collateral Agent pursuant to Section 10 hereof) in whole or in part by the Collateral Agent against, all or any part of the Secured Obligations in such order as the Collateral Agent shall elect, consistent with the provisions of the Credit Agreement. Any surplus of such cash or Cash Proceeds held by the Collateral Agent (or its agent or designee) and remaining after the date on which all of the Secured Obligations have been indefeasibly paid in full in cash after the termination of each Lender’s Commitment and each of the Credit Documents, shall be paid over to whomsoever shall be lawfully entitled to receive the same or as a court of competent jurisdiction shall direct.
               (e) In the event that the proceeds of any such sale, collection or realization are insufficient to pay all amounts to which the Collateral Agent and the Lenders are legally entitled, the Grantors shall be jointly and severally liable for the deficiency, together with interest thereon at the highest rate specified in any applicable Credit Document for interest on overdue principal thereof or such other rate as shall be fixed by applicable law, together with the costs of collection and the reasonable fees, costs, expenses and other client charges of any attorneys employed by the Collateral Agent to collect such deficiency.
               (f) Each Grantor hereby acknowledges that if the Collateral Agent complies with any applicable requirements of law (including the UCC) in connection with a disposition of the Collateral, such compliance will not adversely affect the commercial reasonableness of any sale or other disposition of the Collateral.
               (g) The Collateral Agent shall not be required to marshal any present or future collateral security (including, but not limited to, this Agreement and the Collateral) for, or other assurances of payment of, the Secured Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of the Collateral Agent’s rights hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights, however existing or arising. To the extent that any Grantor lawfully may, such Grantor hereby agrees that it will not invoke any law relating to the marshalling of collateral which might cause delay in or impede the enforcement of the Collateral Agent’s rights under this Agreement or under any other instrument creating or evidencing any of the Secured Obligations or under which any of the Secured Obligations is outstanding or by which any of the Secured Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, each Grantor hereby irrevocably waives the benefits of all such laws.
          SECTION 10. Indemnity and Expenses.
               (a) Each Grantor jointly and severally agrees to defend, protect, indemnify and hold harmless each Agent and each other Indemnitee from and against any and all claims, losses, damages, liabilities, obligations, penalties, fees, reasonable costs and expenses (including, without limitation, reasonable attorneys’ fees, costs, expenses and disbursements) incurred by such Agent or such Indemnitee to the extent that they arise out of or otherwise result from or relate to or are in connection with this Agreement (including, without limitation, enforcement of this Agreement), except claims, losses or liabilities resulting solely and directly from such Agent’s or such Indemnitee’s gross negligence or willful misconduct, as determined by a final judgment of a court of competent jurisdiction.
               (b) Each Grantor jointly and severally agrees to pay to the Agents upon demand the amount of any and all reasonable costs and expenses, including the reasonable fees, costs, expenses and disbursements of counsel for the Agents and of any experts and agents (including, without limitation, any collateral trustee which may act as agent of the Agents), which the Agents may incur in connection with (i) the preparation, negotiation, execution, delivery, recordation, administration, amendment, waiver or other modification or termination of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any Collateral, (iii) the exercise or enforcement of any of the rights of the Agents hereunder, or (iv) the failure by any Grantor to perform or observe any of the provisions hereof.
          SECTION 11. Notices, Etc. All notices and other communications provided for hereunder shall be given in accordance with the notice provision of the Credit Agreement.
          SECTION 12. Security Interest Absolute; Joint and Several Obligations.
               (a) All rights of the Secured Parties, all Liens and all obligations of each of the Grantors hereunder shall be absolute and unconditional irrespective of (i) any lack of validity or enforceability of the Credit Agreement or any other Credit Document, (ii) any change in the time, manner or place of payment of, or in any other term in respect of, all or any of the Secured Obligations, or any other amendment or waiver of or consent to any departure from the Credit Agreement or any other Credit Document, (iii) any exchange or release of, or non-perfection of any Lien on any Collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Secured Obligations, or (iv) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any of the Grantors in respect of the Secured Obligations (other than payment in full in cash of the Secured Obligations). All authorizations and agencies contained herein with respect to any of the Collateral are irrevocable and powers coupled with an interest.
               (b) Each Grantor hereby waives (i) promptness and diligence, (ii) notice of acceptance and notice of the incurrence of any Obligation by any Borrower, (iii) notice of any actions taken by any Agent, any Lender, any Guarantor or any other Person under any Credit Document or any other agreement, document or instrument relating thereto, (iv) all other notices, demands and protests, and all other formalities of every kind in connection with the enforcement of the Obligations, the omission of or delay in which, but for the provisions of this subsection (b), might constitute grounds for relieving such Grantor of any such Grantor’s obligations hereunder and (v) any requirement that any Agent or any Lender protect, secure, perfect or insure any security interest or other lien on any property subject thereto (other than to the extent provided herein) or exhaust any right or take any action against any Grantor or any other Person or any collateral.
               (c) All of the obligations of the Grantors hereunder are joint and several. The Collateral Agent may, in its sole and absolute discretion, enforce the provisions hereof against any of the Grantors and shall not be required to proceed against all Grantors jointly or seek payment from the Grantors ratably. In addition, the Collateral Agent may, in its sole and absolute discretion, select the Collateral of any one or more of the Grantors for sale or application to the Secured Obligations, without regard to the ownership of such Collateral, and shall not be required to make such selection ratably from the Collateral owned by all of the Grantors. The release or discharge of any Grantor by the Collateral Agent shall not release or discharge any other Grantor from the obligations of such Person hereunder.
          SECTION 13. Miscellaneous.
               (a) No amendment of any provision of this Agreement (including any Schedule attached hereto) shall be effective unless it is in writing and signed by each Grantor affected thereby and the Collateral Agent, and no waiver of any provision of this Agreement, and no consent to any departure by any Grantor therefrom, shall be effective unless it is in writing and signed by the Collateral Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.
               (b) No failure on the part of the Secured Parties to exercise, and no delay in exercising, any right hereunder or under any other Credit Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the Secured Parties provided herein and in the other Credit Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights of the Secured Parties under any Credit Document against any party thereto are not conditional or contingent on any attempt by such Person to exercise any of its rights under any other Credit Document against such party or against any other Person, including but not limited to, any Grantor.
               (c) This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect, subject to paragraph (e) below, until the date on which all of the Secured Obligations have been indefeasibly paid in full in cash after the termination of each Lender’s Commitment and each of the Credit Documents and (ii) be binding on each Grantor and all other Persons who become bound as debtor to this Agreement in accordance with Section 9-203(d) of the Code, and shall inure, together with all rights and remedies of the Secured Parties hereunder, to the benefit of the Secured Parties and their respective successors, transferees and assigns. Without limiting the generality of clause (ii) of the immediately preceding sentence, the Secured Parties may assign or otherwise transfer their respective rights and obligations under this Agreement and any other Credit Document to any other Person pursuant to the terms of the Credit Agreement, and such other Person shall thereupon become vested with all of the benefits in respect thereof granted to the Secured Parties herein or otherwise. Upon any such assignment or transfer, all references in this Agreement to any Secured Party shall mean the assignee of any such Secured Party. None of the rights or obligations of any Grantor hereunder may be assigned or otherwise transferred without the prior written consent of the Agents, and any such assignment or transfer shall be null and void.
               (d) Upon the date on which all of the Secured Obligations have been indefeasibly paid in full in cash after the termination of each Lender’s Commitment and each of the Credit Documents, (i) subject to paragraph (e) below, this Agreement and the security interests and licenses created hereby shall terminate and all rights to the Collateral shall revert to the Grantors and (ii) the Collateral Agent will, upon the Grantors’ request and at the Grantors’ expense, without any representation, warranty or recourse whatsoever, (A) return to the Grantors (or whomsoever shall be lawfully entitled to receive the same or as a court of competent jurisdiction shall direct) such of the Collateral as shall not have been sold or otherwise disposed of or applied pursuant to the terms hereof and (B) execute and deliver to the Grantors such documents as the Grantors shall reasonably request to evidence such termination.
               (e) This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Grantor for liquidation or reorganization, should any Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of any Grantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment or performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.
               (f) Upon the execution and delivery, or authentication, by any Person of a security agreement supplement in substantially the form of Exhibit C hereto (each a “Security Agreement Supplement”), (i) such Person shall be referred to as an “Additional Grantor” and shall be and become a Grantor, and each reference in this Agreement to “Grantor” shall also mean and be a reference to such Additional Grantor, and each reference in this Agreement and the other Credit Documents to “Collateral” shall also mean and be a reference to the Collateral of such Additional Grantor, and (ii) the supplemental Schedules I-VIII attached to each Security Agreement Supplement shall be incorporated into and become a part of and supplement Schedules I-VIII, respectively, hereto, and the Collateral Agent may attach such Schedules as supplements to such Schedules, and each reference to such Schedules shall mean and be a reference to such Schedules, as supplemented pursuant hereto.
               (g) THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, EXCEPT AS REQUIRED BY MANDATORY PROVISIONS OF LAW AND EXCEPT TO THE EXTENT THAT THE VALIDITY AND PERFECTION OR THE PERFECTION AND THE EFFECT OF PERFECTION OR NON-PERFECTION OF THE SECURITY INTEREST CREATED HEREBY, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAW OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.
               (h) In addition to and without limitation of any of the foregoing, this Agreement shall be deemed to be a Credit Document and shall otherwise be subject to all of terms and conditions contained in Sections 10.16 and 10.17 of the Credit Agreement, mutatis mutandi.

               (i) Each Grantor irrevocably and unconditionally waives any right it may have to claim or recover in any legal action, suit or proceeding with respect to this Agreement any special, exemplary, punitive or consequential damages.
               (j) Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.
               (k) Section headings herein are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.
               (l) This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which shall be deemed an original, but all of such counterparts taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement by facsimile or electronic mail shall be equally effective as delivery of an original executed counterpart.
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          IN WITNESS WHEREOF, each Grantor has caused this Agreement to be executed and delivered by its officer thereunto duly authorized, as of the date first above written.

GRANTORS: SYNTAX-BRILLIAN CORPORATION
By:	/s/ John S. Hodgson
	Name:	John S. Hodgson
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

SYNTAX-BRILLIAN SPE, INC.
By:	/s/ John S. Hodgson
	Name:	John S. Hodgson
	Title:	Chief Financial Officer

SYNTAX GROUPS CORPORATION
By:	/s/ John S. Hodgson
	Name:	John S. Hodgson
	Title:	Chief Financial Officer

SYNTAX CORPORATION
By:	/s/ John S. Hodgson
	Name:	John S. Hodgson
	Title:	Chief Financial Officer

VIVITAR CORPORATION
By:	/s/ John S. Hodgson
	Name:	John S. Hodgson
	Title:	Chief Financial Officer

SCHEDULE I
LEGAL NAMES; ORGANIZATIONAL IDENTIFICATION NUMBERS; STATES OR
JURISDICTIONS OF ORGANIZATION

Sched. I-1

SCHEDULE II
INTELLECTUAL PROPERTY AND LICENSES; TRADE NAMES
A.	COPYRIGHTS
1.	Registered Copyrights

2.	Copyright Applications

3.	Copyright Licenses
B.	PATENTS
1.	Patents

2.	Patent Applications

3.	Patent Licenses
C.	TRADEMARKS
1.	Registered Trademarks

2.	Trademark Applications

3.	Trademark Licenses
D.	OTHER PROPRIETARY RIGHTS

E.	TRADE NAMES

F.	NAME OF, AND EACH TRADE NAME USED BY, EACH PERSON FROM WHICH A GRANTOR HAS ACQUIRED ANY SUBSTANTIAL PART OF THE COLLATERAL WITHIN THE PRECEDING FIVE YEARS

Sched. II-1

SCHEDULE III
LOCATIONS OF GRANTORS

LOCATION	Description of Location (state if Location
(i) contains Equipment, Fixtures, Inventory or other Goods
(ii) is chief place of business and chief executive office, or
(iii) contains Records concerning Accounts and originals of Chattel Paper)

Sched. III-1

SCHEDULE IV
DEPOSIT ACCOUNTS, SECURITIES ACCOUNTS AND COMMODITIES ACCOUNTS

Name and Address
of Institution
Maintaining Account	Account Number	Type of Account

Sched. IV-1

SCHEDULE V
UCC FINANCING STATEMENTS
UCC Financing Statements have been filed in the jurisdictions below against the Grantors:

Name of Grantor	Secretary of State

Sched. V-1

SCHEDULE VI
COMMERCIAL TORT CLAIMS

Sched. VI-1

SCHEDULE VII
PLEDGED DEBT

Grantor	Name of Maker	Description	Principal Amount Outstanding as of

Sched. VII-1

SCHEDULE VIII
PLEDGED SHARES

Percentage of
		Number of	Outstanding
	Name of Pledged	Shares/Membership	Shares/Membership
Grantor	Issuer	Interests	Interests	Class	Certificate Number

Sched. VIII-1

EXHIBIT A
PLEDGE AMENDMENT
          This Pledge Amendment, dated                      ___, ___, is delivered pursuant to Section 4 of the Pledge and Security Agreement referred to below. The undersigned hereby agrees that this Pledge Amendment may be attached to the Pledge and Security Agreement, dated October 26, 2007, as it may heretofore have been or hereafter may be amended, restated, supplemented, modified or otherwise changed from time to time (the “Security Agreement”) and that the promissory notes or shares listed on this Pledge Amendment shall be hereby pledged and assigned to the Collateral Agent and become part of the Pledged Interests referred to in such Pledge Agreement and shall secure all of the Secured Obligations referred to in such Security Agreement.
Pledged Debt

Grantor	Name of Maker	Description	Principal Amount Outstanding as of
Pledged Shares

	Name of		Percentage of
Grantor	Pledged Issuer	Number of Shares	Outstanding Shares	Class	Certificate Number

[GRANTOR]
By:
Name:
Title:

Silver Point Finance, LLC, as the Collateral Agent
By:
Name:
Title:

Exh. A-1

EXHIBIT B
GRANT OF A SECURITY INTEREST —[TRADEMARKS] [PATENTS] [COPYRIGHTS]
          WHEREAS,                                          (the “Grantor”) [has adopted, used and is using, and holds all right, title and interest in and to, the trademarks and service marks listed on the attached Schedule A, which trademarks and service marks are registered or applied for in the United States Patent and Trademark Office (the “Trademarks”)] [holds all right, title and interest in the letter patents, design patents and utility patents listed on the attached Schedule A, which patents are issued or applied for in the United States Patent and Trademark Office (the “Patents”)] [holds all right, title and interest in the copyrights listed on the attached Schedule A, which copyrights are registered in the United States Copyright Office (the “Copyrights”)];
          WHEREAS, the Grantor has entered into a Pledge and Security Agreement, dated October 26, 2007 (as amended, restated, supplemented, modified or otherwise changed from time to time, the “Security Agreement”), in favor of Silver Point Finance, LLC, as the Collateral Agent for itself and certain lenders (in such capacity, together with its successors and assigns, if any, the “Grantee”); and
          WHEREAS, pursuant to the Security Agreement, the Grantor has granted to the Grantee, and granted to the Grantee for the benefit of the Secured Parties (as such term is defined in the Security Agreement), a continuing security interest in all right, title and interest of the Grantor in, to and under the [Trademarks, together with, among other things, the goodwill of the business symbolized by the Trademarks] [Patents] [Copyrights] and the applications and registrations thereof, and all proceeds thereof, including, without limitation, any and all causes of action which may exist by reason of infringement thereof and any and all damages arising from past, present and future violations thereof (the “Collateral”), to secure the payment, performance and observance of the Secured Obligations (as defined in the Security Agreement).
          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor does hereby grant to the Grantee and grant to the Grantee for the benefit of the Secured Parties, a continuing security interest in the Collateral to secure the prompt payment, performance and observance of the Secured Obligations.
          The Grantor does hereby further acknowledge and affirm that the rights and remedies of the Grantee with respect to the Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein.

Exh. B-1

          IN WITNESS WHEREOF, the Grantor has caused this Assignment to be duly executed by its officer thereunto duly authorized as of                     .

[GRANTOR]
By:
Name:
Title:

STATE OF
ss.:
COUNTY OF
     On this ___ day of                     , 20___, before me personally came                      , to me known to be the person who executed the foregoing instrument, and who, being duly sworn by me, did depose and say that s/he is the                      of                                                         , a                                          , and that s/he executed the foregoing instrument in the firm name of                                                              , and that s/he had authority to sign the same, and s/he acknowledged to me that he executed the same as the act and deed of said firm for the uses and purposes therein mentioned.

                [Notary Seal]

Exh. B-2

SCHEDULE A TO GRANT OF A SECURITY INTEREST
[Trademark Registrations and Applications]
[Patents and Patent Applications]
[Copyright Registrations and Applications]

Exh. B-3

EXHIBIT C
FORM OF SECURITY AGREEMENT SUPPLEMENT
[Date of Security Agreement Supplement]
Silver Point Finance, LLC, as Collateral Agent
Two Greenwich Plaza, 1st Floor
Greenwich, CT 06830
Ladies and Gentlemen:
          Reference hereby is made to (i) the Credit and Guaranty Agreement, dated as of October 26, 2007 (such agreement, as amended, restated, supplemented, modified or otherwise changed from time to time, including any replacement agreement therefor, being hereinafter referred to as the “Credit Agreement”) by and among Syntax-Brillian Corporation, a Delaware corporation (“Company”), Syntax-Brillian SPE, Inc., a Delaware corporation (“SPV” together with the Company each a “Borrower” and collectively the “Borrowers”), certain Subsidiaries of Company identified on the signature pages to the Credit Agreement as “Guarantors”, the Lenders party to the Credit Agreement from time to time (collectively, “Lenders”), Silver Point Finance, LLC, a Delaware limited liability company (“Silver Point”), as administrative agent for the Lenders (in such capacity, the “Administrative Agent”) and as lead arranger (in such capacity, a “Lead Arranger”), and Silver Point as collateral agent for the Lenders (in such capacity, the “Collateral Agent”), and (ii) the Pledge and Security Agreement, dated as of October 26, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”), made by each Borrower and each Guarantor organized under the laws of the United States (together with each other Person organized under the laws of the United States that executes a supplement hereto and becomes an “Additional Grantor” hereunder, each a “Grantor” and collectively, the “Grantors”) from time to time party thereto in favor of the Collateral Agent. Capitalized terms defined in the Credit Agreement or the Security Agreement and not otherwise defined herein are used herein as defined in the Credit Agreement or the Security Agreement.
          SECTION 1. Grant of Security. The undersigned hereby grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in, all of its right, title and interest in and to all of the Collateral (as defined in the Security Agreement) of the undersigned, whether now owned or hereafter acquired by the undersigned, wherever located and whether now or hereafter existing or arising, including, without limitation, the property and assets of the undersigned set forth on the attached supplemental schedules to the Schedules to the Security Agreement.
          SECTION 2. Security for Obligations. The grant of a security interest in the Collateral by the undersigned under this Security Agreement Supplement and the Security Agreement secures the payment of all Secured Obligations of the undersigned now or hereafter existing under or in respect of the Credit Documents, whether direct or indirect, absolute or contingent, and whether for principal, interest, premiums, penalties, fees, indemnifications,

Exh. B-3

contract causes of action, costs, expenses or otherwise. Without limiting the generality of the foregoing, each of this Security Agreement Supplement and the Security Agreement secures the payment of all amounts that constitute part of the Secured Obligations and that would be owed by the undersigned to the Collateral Agent or any Secured Party under the Credit Documents but for the fact that such Secured Obligations are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving a Grantor.
          SECTION 3. Supplements to Security Agreement Schedules. The undersigned has attached hereto supplemental Schedules I through VIII to Schedules I through VIII, respectively, to the Security Agreement, and the undersigned hereby certifies, as of the date first above written, that such supplemental Schedules have been prepared by the undersigned in substantially the form of the equivalent Schedules to the Security Agreement, and such supplemental Schedules include all of the information required to be scheduled to the Security Agreement and do not omit to state any information material thereto.
          SECTION 4. Representations and Warranties. The undersigned hereby makes each representation and warranty set forth in Section 5 of the Security Agreement (as supplemented by the attached supplemental Schedules) to the same extent as each other Grantor.
          SECTION 5. Obligations Under the Security Agreement. The undersigned hereby agrees, as of the date first above written, to be bound as a Grantor by all of the terms and provisions of the Security Agreement to the same extent as each of the other Grantors. The undersigned further agrees, as of the date first above written, that each reference in the Security Agreement to an “Additional Grantor” or a “Grantor” shall also mean and be a reference to the undersigned.
          SECTION 6. Governing Law. This Security Agreement Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.
          SECTION 7. Credit Document. In addition to and without limitation of any of the foregoing, this Security Agreement Supplement shall be deemed to be a Credit Document and shall otherwise be subject to all of terms and conditions contained in Sections 10.16 and 10.17 of the Credit Agreement, mutatis mutandi.

Very truly yours, [NAME OF ADDITIONAL CREDIT PARTY]
By:
Name:
Title:

Acknowledged and Agreed: Silver Point Finance, LLC, as Collateral Agent
By:
Name:
Title: